UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2010

Structured Products Corp.
on behalf of

CorTS Trust for Sherwin-Williams Debentures
(Exact name of registrant as specified in its charter)

Delaware	001-32100	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the CorTS Trust For Sherwin-Williams Debentures.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust for Sherwin-Williams Debentures (the “Trust”). The assets of the Trust  (“the “Term Assets”) are described below.  Pursuant to the trust agreement governing the Trust, the Trust has issued 1,017,173 Corporate–Backed Trust Certificates (the “Certificates”) representing $25,429,325 aggregate certificate principal balance of Notes.   Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 25,600 Warrants (the “Call Warrants”).  U.S. Bank National Association, in its capacity as Warrant Agent, has received a notice from the holder of the Call Warrants of its intent to exercise all of the Call Warrants to purchase the Term Assets on December 28, 2010.  The exercise of the Call Warrants is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) with respect to such exercise on the Exercise Date. If the Trustee receives the Warrant Exercise Purchase Price, by 11:00 a.m. (New York City time) on the Redemption Date, then 1,017,173  Certificates issued by the Trust will be redeemed in full on the Redemption Date at a price of $25.00 per  Certificate plus accrued interest of $0.765625 per  Certificate to the Redemption Date.

 If the Certificates are redeemed, no interest will accrue on the Certificates after the Redemption Date.   If the Trustee does not receive the Warrant Exercise Purchase Price, then (i) no Certificates issued by the Trust will be redeemed on the Redemption Date and they will continue to accrue distributions as if no exercise notice had been given and (ii) the Warrantholder may elect to deliver a conditional notice of exercise in the future.

Underlying Securities Issuer(s) or Guarantor, or successor thereto	Exchange Act File Number
The Sherwin-Williams Company	001-04851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer

December 14, 2010